Exhibit 99.1

FOR IMMEDIATE RELEASE

MMRGlobal Files 2012 Second Quarter Earnings Report:
Increased Revenue and Decreased Costs Trend Continues

Los Angeles, CA (August 14, 2012) - MMRGlobal, Inc. (OTCBB: MMRF) ("MMR" or the "Company"), a leading provider of Personal Health Records (PHRs), MyEsafeDepositBox storage solutions and electronic document management and imaging systems for healthcare professionals, today announced that it has filed its quarterly report on Form 10-Q for the period ended June 30, 2012 with the United States Securities and Exchange Commission.

According to Robert H. Lorsch, MMRGlobal Chairman and CEO, "MMR posted another quarter of increased revenues and reduced costs. During the quarter we continued to add features, benefits and new products and services to ensure we remain the leading provider of patented Personal Health Records. At the same time, we continued to streamline operations, build infrastructure and prepare for revenue opportunities which will come from meaningful use requirements mandating PHRs for consumers starting in 2014. We are encouraged by the growth of health IT both in the U.S. and globally, and the sustained momentum being driven by government mandates calling for greater consumer engagement through eHealth and patient portals such as MyMedicalRecords and MMRPatientView. The fact that our products are family-friendly and connect to any doctor, hospital or healthcare professional creates tremendous opportunity and significant barriers to competitive entry."

Second Quarter 2012 Results:

Sales during the second quarter of 2012 were $262,029 as compared to $228,593 in the same period in 2011 an increase of 14.6%. Based on accounting rules, a portion of the sales are booked as revenue and a portion as deferred revenue. The Company reported revenues for the second quarter 2012 of $198,770, an increase of 20.0% over the same period in 2011 and 15.0% over the first quarter 2012. For the six months ended June 30, 2012, the Company saw increased revenues from core business (excluding biotech milestone payments of $100,000 and $500,000 for 2012 and 2011 respectively) of $33,959 or 14.3% from $237,618 in 2011 to $271,577 in 2012.

Overall the Company has also continued to reduce expenses and leverage equity transactions at a premium to market. Operating costs decreased by $464,041 or 25.9%, from $1,791,241 in the second quarter of 2011 to $1,327,200 in 2012, and $129,187 or 8.9% as compared to $1,456,387 for the first quarter of 2012. General and administrative expenses declined by $265,958, or 25.2%, from $1,053,986 in the second quarter of 2011 to $788,028 in 2012. Sales and marketing expenses decreased by $212,984, or 32.3%, from $658,653 in the second quarter of 2011 to $445,669 in 2012.

The Company also reported a decrease in interest and other finance charges of $622,089 or 85.9% from $724,410 in the second quarter of 2011 to $102,321 for the second quarter of 2012, and $23,442 or 18.6% as compared to $125,763 for the first quarter 2012.

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As such, the Company reported continued reductions in net losses from a net loss of $2,377,146 for the second quarter of 2011 to a net loss of $1,374,615 for the same period in 2012 or 42.2%. Of this $448,557 were non-cash losses attributable to expenditures which stem mainly from the application of accounting principles including but not limited to stock options, warrants and common stock issued for services, among other similar types of expenses. This resulted in cash losses of $926,058 for the second quarter of 2012.

We expect to benefit from increased consumer awareness as to the importance of having a Personal Health Record based on a significant marketing effort by the U.S. Department of Health and Human Services through the Office of the National Coordinator for Health Information Technology (http://www.healthit.gov/patients-families/video/access-your-health-record-can-save-your- life). According to Ingrid Safranek, Chief Financial Officer, "Being early to market, as was the case with MMR, can be a slow and challenging process, but being there when the market adoption rates kick in promises to be a rewarding experience. Especially when you have made sure to secure your intellectual property rights well in advance of any competitors."

Additionally, with the Supreme Court's ruling in June upholding almost all of the Affordable Care Act, including the individual mandate requiring that most U.S. residents have health insurance, the Company sees opportunities to offer our products and services to an ever increasing percentage of the estimated additional 30 million citizens who will have access to healthcare and need a Personal Health Record to manage medical records for their family.

Highlights:

During the second quarter, the Company and its joint venture partner, Unis-Tonghe Technology (Zhengzhou) Co., Ltd., received a 30-year business license from the Chinese government operating under the name of Unis Tonghe MMR International Health Management Service Company, Ltd.

The Company also continued to expand its international operations in the Asia Pacific region. In Australia, MMR and its licensee, VisiInc PLC, are working to create a solution to the problems the government is having in launching its Personal Health Records program in that country.

During the second quarter, the Company continued to see sales of MMRPro in ambulatory surgical centers. The Company also launched a service-driven approach to selling PHRs to consumers through its "Personal Touch" concierge service (www.mmrpersonaltouch.com). MMR is also in the process of working with its manufacturers' representative sales organization on the launch of Personal Health Record services at retail including the MyMedicalRecords Prepaid Personal Health Record card.

This month MMRGlobal announced that it entered into a contingency agreement with a leading West Coast law firm to begin the process of pursuing and monetizing claims for infringement of the Company's health IT and biotech patent portfolio. This announcement followed the release of a study by the National Physician's Survey showing that fax is still the predominant form of healthcare communication among the majority of physicians, and that this practice was projected to stay steady for at least the next decade. The Company believes it will benefit greatly from this continuing trend since MMR has numerous patents issued, pending and applied for covering virtual faxing of paper medical records into online digitized healthcare accounts.

In biotech, the Company has an ongoing licensing and research arrangement with a leading biotechnology company from which it has already received $850,000 in milestone payments and could receive additional license fees in excess of $10 million. In the second quarter, MMR received patent allowances in Mexico for its anti-CD20 antibodies which was of special significance because it marks the first such approval for protection of the Company's specific anti-CD20 monoclonal antibodies that have particular utility in fighting cancers, and also received a Notice of Allowance for a method of manufacturing compositions for B-Cell vaccines used in the fight against lymphoma and potentially other forms of cancer.

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About MMRGlobal, Inc.

MMRGlobal, Inc., through its wholly-owned operating subsidiary, MyMedicalRecords, Inc., provides secure and easy-to-use online Personal Health Records ("PHRs") and electronic safe deposit box storage solutions, serving consumers, healthcare professionals, employers, insurance companies, financial institutions, and professional organizations and affinity groups. The MyMedicalRecords PHR enables individuals and families to access their medical records and other important documents, such as birth certificates, passports, insurance policies and wills, anytime from anywhere using the Internet. MyMedicalRecords is built on proprietary, patented technologies to allow documents, images and voicemail messages to be transmitted and stored in the system using a variety of methods, including fax, phone, or file upload without relying on any specific electronic medical record platform to populate a user's account. The Company's professional offering, MMRPro, is designed to give physicians' offices an easy and cost-effective solution to digitizing paper-based medical records and sharing them with patients in real time through an integrated patient portal. MMR is an Independent Software Vendor Partner with Kodak to deliver an integrated turnkey EMR solution for healthcare professionals. Through its merger with Favrille, Inc. in January 2009, the Company acquired intellectual property biotech assets that include anti-CD20 antibodies and data and samples from its FavId™/Specifid™ vaccine clinical trials for the treatment of B-Cell Non-Hodgkin's lymphoma. To learn more about MMRGlobal, Inc. visit www.mmrglobal.com. View demos and video tutorials of the Company's products and services at www.mmrtheater.com.

Forward-Looking Statements

All statements in this press release that are not strictly historical in nature, including future performance, management's expectations, beliefs, intentions, estimates or projections, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Some can be identified by the use of words (and their derivations) such as "need," "possibility," "intend," "offer," "development," "if," "negotiate," "when," "begun," "believe," "achieve," "will," "estimate," "expect," "maintain," "plan," and "continue," or the negative of these words. Actual results and the timing of selected events may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Such statements are subject to various risks and uncertainties, including but not limited to those discussed or incorporated by reference herein. The forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in economic, business, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including customers, suppliers, business partners and competitors and legislative, judicial and other governmental authorities and officials. Factors that could cause or contribute to such differences include, but are not limited to, the risk the Company's products are not adopted or viewed favorably by the healthcare community and consumer retail market; business prospects, results of operations or financial condition, including variations in our quarterly operating results; risks related to the current uncertainty and instability in financial and lending markets, including global economic uncertainties; maintaining, developing, monetizing and protecting our patent portfolio for both the Company's health IT and biotechnology intellectual property assets in the U.S. and internationally; timing of milestone payments in connection with licensing our IP; timing and volume of sales and installations; length of sales cycles and the installation process; market acceptance of new product and service introductions including the prepaid Personal Health Record card; ability to establish and maintain strategic relationships; relationships with licensees; competitive product offerings and promotions; changes in government laws and regulations including the 2009 HITECH Act and changes in Meaningful Use and the 2010 Affordable Care Act; future changes in tax legislation and initiatives in the healthcare industry; undetected errors in our products; possibility of interruption at our data centers; risks related to third party vendors; risks related to obtaining and integrating third-party licensed technology; risks related to a security breach by third parties; risks associated with recruitment and retention of key personnel; litigation matters; uncertainties associated with doing business internationally across borders and territories; and additional

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risks discussed in the Company's filings with the Securities and Exchange Commission. The Form 10-Q is available on the Web site maintained by the Securities and Exchange Commission at www.sec.gov and on the MMRGlobal Web site in the Investor Relations section. The Company is providing this information as of the date of this release and, except as required by applicable law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

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